Exhibit 23.3 Consent of Stegman & Company to incorporation by reference to other filings.


The Board of Directors
View Systems, Inc.


         We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements Nos. 333-52132, 333-54472, 333-57544, 333-626912, 333-71662, 333-72004, 333-82240 each on Form S-* and Registration
Nos. 333-94411 and 333-74828 on Form SB-2, and in the Annual Report on Form 10-KSB of View Systems, Inc. for the year ended December 31, 2001 of our report dated April 5, 2002 relating to the consolidated financial statements of View Systems, Inc. and Subsidiaries.

                                                     /s/  Stegman & Company

Baltimore, Maryland
April 23, 2002